UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): August 2, 2010

MUELLER WATER PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road, NE

Atlanta, Georgia 30328

(Address of Principal Executive Offices)

(770) 206-4200

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Amendment of Agreement with Mr. Raymond T. Torok.

On August 2, 2010, Mr. Raymond T. Torok, the President of United States Pipe and Foundry Company, LLC, agreed, in connection with his upcoming retirement, to accept a position as Senior Executive with Mueller Water Products, Inc. (the “Company”) through September 30, 2011. Pursuant to the amendment agreement, Mr. Torok will serve as acting President of United States Pipe and Foundry Company, LLC until a new President is hired by the Company. A copy of the amendment agreement with Mr. Torok is attached as Exhibit 10.1.

(c) Mr. Paul T. Ciolino, age 48, has been appointed as President, United States Pipe and Foundry, LLC effective August 9, 2010.

Mr. Ciolino previously served as President, Griffin Pipe Products, a pipe-making subsidiary of AMSTED Industries, since 2002. Prior to that, Mr. Ciolino was Vice President of Marketing of Griffin and held other positions with AMSTED Industries.

The key terms of Mr. Ciolino’s compensation package are set forth below:

•	A base salary of $355,000 per year, which will be reviewed annually;

•	An annual target bonus of 75% of annual base salary, with a payout range from zero to 200% of target (based on the satisfaction of predetermined goals);

•

An initial equity grant on his first date of employment equivalent in value to $250,000, divided equally between stock options and restricted stock units, which will vest in full three years following the date of grant;

•	An annual equity opportunity commensurate with an executive-level position at the Company;

•	A car allowance of $1,500 per month;

•	Four weeks vacation each year;

•	A change-in-control agreement in the form offered to similarly situated executives;

•

Reimbursement of financial planning expenses in accordance with the Company’s policy for executive financial planning equal to $10,000 during Mr. Ciolino’s first calendar year and $7,500 in the following calendar year and beyond;

•	A $3,000 annual allowance for expenses associated with an actual executive physical in accordance with the Company’s policy for executive physical exams, subject to applicable taxes; and

•

Severance of 18 months salary and 18 months target bonus in the event that he is terminated by the Company without cause, if he resigns following a significant diminution in pay or responsibilities, or if he is relocated by the Company more than 50 miles from his current place of employment.

With respect to the severance arrangements, “Cause” is defined generally as the executive’s (i) conviction or guilty plea of a felony or any crime involving fraud or dishonesty; (ii) theft or embezzlement of property from the Company; (iii) refusal to perform the duties of his position in all material respects; (iv) fraudulent preparation of financial information of the Company; or (v) violation of material Company policies or procedures.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Second Amendment Agreement, dated August 2, 2010, between Mueller Water Products, Inc. and Raymond T. Torok

99.1	Press Release, dated August 6, 2010 – Paul Ciolino Named President of U.S. Pipe

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2010	MUELLER WATER PRODUCTS, INC.

	By:	/S/ ROBERT BARKER
Robert Barker
Executive Vice President, General Counsel and Corporate Secretary

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